Exhibit 99.03

Southern Company
Significant Factors Impacting EPS

	Three Months Ended September			Year-to-Date September
	2011	2010	Change	2011	2010	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$1.07	$0.98	$0.09	$2.27	$2.20	$0.07

Significant Factors:
Traditional Operating Companies			0.13			0.11
Southern Power			(0.01)			0.03
Parent Company and Other			-			-
Additional Shares			(0.03)			(0.07)
Total–As Reported			$0.09			$0.07

Notes
- For the three months and nine months ended September 30, 2011 and 2010, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.